STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 13, 2007, by and between (i) Southridge Technology Group, Inc., a Delaware corporation (“Pubco”) that will acquire all of the issued and outstanding capital stock of RxElite Holdings Inc., a Delaware corporation (“RxElite”), and succeed to the business of RxElite as its sole line of business (on a combined, post-acquisition basis, Pubco and its subsidiary, RxElite, are collectively referred to as “Seller”) and (ii) International Capital Advisory Inc. (the “Buyer”).

WITNESSETH:

WHEREAS, Seller desires to sell to the Buyer warrants to purchase shares of Seller’s common stock (the “Securities”) in consideration of certain consulting services provided by the Buyer; and

WHEREAS, Seller has agreed to effect the registration of the shares of Common Stock of Seller underlying the Warrants (the “Underlying Shares”) subject to and on the terms and conditions set forth in an amended and restated registration rights agreement substantially in the form of Exhibit B hereto (the “Registration Rights Agreement” and together with this Agreement and the Warrants, the “Transaction Documents”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1. Sale and Purchase of the Warrants.

1.1 Sale and Purchase.

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 hereof), Seller shall issue to the Buyer, and the Buyer shall purchase from Seller, the Warrants listed on Exhibit A hereto in consideration for certain consulting services provided by the Buyer (the “Consideration”).

1.2 Consideration and Payment.

(a) The Warrants to purchase shares of Pubco’s Common Stock (“Common Stock”) shall be exercisable for two years following the date Pubco amends its certificate of incorporation in order to, among other things, increase its authorized capital to allow for full exercise of all Warrants, at an exercise price US$6.62 or US$9.38 per share, as indicated on Exhibit A and shall be in the form of Exhibit C hereto.

(b) Delivery of Agreement. Upon the execution of this Agreement, the Consideration for the Securities shall be deemed delivered by the Buyer upon execution, delivery and performance of the relevant provisions of the Consulting Agreement attached as Exhibit D hereto.

2. Closing. The closing of the sale and purchase of the Securities hereunder (the “Closing”) shall be deemed to take place at the offices of Seller, at 4:00 p.m., local time, on the date hereof or at such later time or date as the Buyer and Seller may mutually agree in writing. The date upon which the Closing shall occur is herein called the “Closing Date”.

3. Representations and Warranties of Buyer. The Buyer hereby represents and warrants to Seller as follows:

3.1 Due Existence; Authority. If the Buyer is a company, it is a duly organized legal entity, validly existing and in good standing under the laws of the state of its organization and has the requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Buyer is a partnership, syndicate or other form of unincorporated organization, the Buyer has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Buyer is a natural person, the Buyer has obtained the age of majority and has the legal capacity and competence to execute this Agreement and to take all actions required pursuant thereto.

3.2 Enforceability. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

3.3 Investment Representations. The Buyer is acquiring the Securities, and any capital stock issuable upon exercise of the Securities, for the Buyer’s own account, for investment and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof. The Buyer (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Securities, (ii) is able to bear the economic risks (including, a complete loss) involved in purchasing the Securities and has the adequate means of providing for its current needs and contingencies, (iii) has had the opportunity to ask questions of, and receive answers from, Seller and persons acting on Seller’s behalf concerning Seller’s business, management, and financial affairs and the terms and conditions of the Securities. The Buyer’s jurisdiction of residence is set forth on the signature page hereto.

3.4 1933 SEC Act. The Buyer acknowledges that (i) it has received and had the opportunity to review the draft of a Current Report on Form 8-K containing such information about RxElite as would be required to be disclosed in a Registration Statement on Form 10-SB and accompanying Capitalization Table (the “Jumbo 8-K”), attached as Exhibit E, with respect to the pending acquisition of RxElite by Pubco describing Seller’s business and operations following such acquisition, and (ii) it has reviewed the Jumbo 8-K, including, without limitation, the description of business and risk factors with respect to Seller and this offering set forth in the Jumbo 8-K. The Buyer acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Buyer, the Buyer’s attorney and/or the Buyer’s accountant as set forth in Rule 502 of Regulation D under the Act and that all records and books of RxElite were available during reasonable business hours at RxElite’s principal place of business. The Buyer and/or its adviser(s) have had a reasonable opportunity to ask questions of and receive answers from RxElite, or a person or persons acting on its behalf, concerning the terms and conditions of the offering of the Securities, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the Buyer.

3.5 Accredited Investor; Residence. The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act. The jurisdiction referred to under “Address” in the signature page attached hereto is the Buyer’s residence or place of business and is not created or used solely for the purpose of acquiring the Securities and the Buyer is not purchasing the Securities for the account or benefit of any person in any jurisdiction other than such jurisdiction;

3.6 THE BUYER RECOGNIZES THAT AN INVESTMENT IN SELLER IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, AND THAT PURCHASERS OF SECURITIES COULD LOSE THEIR ENTIRE INVESTMENT.

3.7 Certain Securities Matters. In reliance upon the Buyer’s representations and warranties in this Agreement (including Appendix A to this Agreement), neither the offering nor the sale of the Securities has been registered under the Act or any state securities laws or regulations. The Buyer was not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertising, including the following: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio; or (ii) to the knowledge of the Buyer, any seminar or meeting whose attendees had been invited by any general advertising. There is no public market for the Securities and Seller is under no obligation to register the Securities on the Buyer’s behalf or to assist the Buyer in complying with any exemption from registration (other than as set forth in the Registration Rights Agreement). The Buyer has not received or been provided with a prospectus, offering memorandum or sales or advertising literature and the Buyer’s decision to purchase the Securities was not based upon and the Buyer has not relied upon any verbal or written representations as to fact made by Seller or any other person (other than those representations and warranties set forth in Article 3 of this Agreement) but that the Buyer’s decision was based upon the information about Seller that is publicly available.

3.8 Liquidity. The Buyer must hold the Securities indefinitely unless the sale or transfer thereof is subsequently registered under the Act or an exemption from such registration is available. The Buyer may not subsequently sell, assign, pledge, or otherwise transfer the Securities except: (i) pursuant to an effective registration statement registering the securities under the Act and/or applicable state securities laws, or (ii) pursuant to the opinion of counsel, which is satisfactory to Seller, that such registration under the Act and/or such state securities laws is not required to effect such subsequent sale, assignment, pledge, or other transfer.

3.9 Legend. The following legend referring to the foregoing restrictions will be set forth on certificates representing the Securities, as set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

3.10 Certain Prohibited Persons. The Buyer is not a person or entity (a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise. Neither the Buyer nor any Person who owns an interest in the Buyer (collectively, a “Purchaser Party”) is a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. Section 5312, as amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

3.11 Certain Legislation. To the best of the Buyer’s knowledge, neither the Buyer nor any Purchaser Party, nor any Person providing funds to the Buyer: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA Patriot Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq. (the “Bank Secrecy Act”), the Trading with the Enemy Act, 50 U.S.C. Appendix, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

3.12 Bank Act. The Buyer is in compliance with any and all applicable provisions of the Patriot Act including, without limitation, amendments to the Bank Secrecy Act. If the Buyer is a Financial Institution, it has established and is in compliance with all procedures required by the Buyer and the Bank Secrecy Act.

3.13 Appendix. The Buyer has accurately and truthfully completed Appendix A attached hereto.

3.14 Covenants of Purchasers Not to Short Stock. The Buyer, on behalf of itself and its affiliates, hereby covenants and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of Seller, including, without limitation, the Securities.

3.15 Restrictions in The People’s Republic of China. This Agreement and any offering materials may not be circulated or distributed in The People’s Republic of China (“PRC”) and the securities may not be offered or sold directly or indirectly to any resident of the PRC, or offered or sold to any person for re-offering or re-sale directly or indirectly to any resident of the PRC except pursuant to the applicable laws and regulations of the PRC.

4. Further Assurances. Each of the parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby. Each party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consents required in connection herewith.

5. Conditions Precedent to the Obligation of Buyer to Close. The obligation of the Buyer to complete the Closing, and the right for Seller to accept any purchase of Securities hereunder, is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by the holders of a majority of the Securities sold hereunder, collectively, in writing:

5.1 Registration Rights Agreement. Seller shall have duly executed and delivered to the Buyer the Registration Rights Agreement.

5.2 Jumbo 8-K. RxElite shall have provided the Buyer with a substantially completed Jumbo 8-K.

5.3 Pubco Merger. Pubco shall have consummated its acquisition of RxElite’s issued and outstanding capital stock and Pubco shall have succeeded to RxElite’s business as its sole line of business.

6. Conditions Precedent to the Obligation of Seller to Close. The obligation of Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Seller in writing:

6.1 Agreements and Conditions. On or before the Closing Date, the Buyer shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement.

6.2 Execution and Delivery of Agreement. The Buyer shall have executed and delivered to Seller the Consulting Agreement attached as Exhibit D.

6.3 Appendix. The Buyer shall have completed and delivered to Seller Appendix A to this Agreement, which shall be acceptable to Seller, in Seller’s discretion.

6.4 Registration Rights Agreement. The Buyer shall have duly executed and delivered to Seller the Registration Rights Agreement.

6.5 Jumbo 8-K. RxElite shall have provided the Buyer with the Jumbo 8-K.

6.6 Pubco Merger. Pubco shall have consummated its acquisition of RxElite’s issued and outstanding capital stock and Pubco shall have succeeded to RxElite’s business as its sole line of business.

7. Miscellaneous.

7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Seller:

RxElite Holdings Inc.
1404 N. Main St., Ste. 200
Meridian, ID 83642
Attention: Daniel Chen, CEO
Facsimile: (208) 288-1191

With a copy (which copy shall not constitute notice) to:

Morrison Foerster
12531 High Bluff Drive, Suite 100
San Diego, California 92130
Attention: Jay de Groot
Facsimile: (858) 720-5125

(ii) If to the Buyer: to the address listed on the signature page hereto.

7.2 Entire Agreement; Exercise of Rights.

(a) This Agreement (including the Appendices and Exhibits hereto) embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement, or consent to the departure by any party from any such provision, shall be effective unless it is in writing and signed by Seller and the holders of a majority of the Securities sold hereunder. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

7.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.4 Expenses. Seller and the Buyer shall, bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders, and accountants.

7.5 Acknowledgment; Waiver of Conflicts. The Buyer acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. The Buyer understands that RxElite has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, counsel to RxElite, and that Morrison & Foerster LLP has not represented any Buyer or any stockholder, director or employee of Seller or any Investor in the preparation, negotiation and execution of this Agreement. Each of the Buyer and Seller acknowledges that Morrison & Foerster LLP has in the past represented and is now or may in the future represent the Buyer or its affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of the Buyer or its affiliates in matters of a nature similar to those contemplated by this Agreement. Each of the Buyer and Seller hereby acknowledges that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

7.6 Stock Dividend. As soon as practicable following the Closing, Pubco shall declare a stock dividend of 10.036789 shares for each outstanding share of Common Stock (the “Dividend”), such that following consummation of the Dividend, the adjusted exercise price of each Warrant shall be $0.60 or $0.85 per share, as indicated on Exhibit A, and the adjusted number of shares of Common Stock issuable pursuant to the Warrants shall be 2,500,000 and 1,250,000 as indicated on Exhibit A.

7.7 Limitations on Registration Rights. Notwithstanding any other provision of Section 2 of the Registration Rights Agreement, if Seller determines that it is desirable in order to comply with the requirements of the Securities and Exchange Commission that the number of securities to be registered in a registration statement filed pursuant to the Registration Rights Agreement be reduced, the Buyer hereby acknowledges and agrees that the Registrable Securities (as that term is defined in the Registration Rights Agreement) held by the Buyer that would otherwise be registered pursuant to the Registration Rights Agreement shall not be included on a registration statement until the Holders (as that term is defined in the Registration Rights Agreement) of Registrable Securities sold in consideration for (i) cash, or (ii) the conversion of certain Convertible Debentures originally issued in 2006 have been included in a registration statement filed pursuant to the Registration Rights Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Seller: By: /s/ Daniel Chen Name: Daniel Chen Title: Chief Executive Officer

Buyer: International Capital Advisory, Inc.

By: /s/ Morrie Tobin
Name: Morrie Tobin
Title: Vice President

Address ____________________________
            _________________________

Facsimile: ___________________________

APPENDIX A

THIS APPENDIX MUST BE COMPLETED BY THE BUYER THAT IS RESIDENT IN THE UNITED STATES OF AMERICA

NAME OF BUYER: _____________________

I. PLEASE INITIAL THE SPACE AFTER THE DEFINITION OF “ACCREDITED INVESTOR” THAT APPLIES TO YOU. (ONLY ONE SPACE NEEDS TO BE INITIALED.)

(i) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. __________

(For purposes of calculating an investor’s net worth, “net worth” is defined as the difference between total assets and total liabilities, including home, home furnishings, and personal automobiles.)

(ii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. __________

(iii) Any entity in which all of the equity owners are accredited investors. __________

II. Please indicate the form of ownership desired for the Securities:

_______ Individual (one signature required)

_______ Joint Tenants with right of survivorship (both parties must sign)

_______ Tenants by the Entirety (both parties must sign)

_______ Tenants in Common (all parties must sign)

_______ Limited Liability Company (signature of authorized party or parties required)

III. _____________________________________________________________________________
Please PRINT here the exact name Buyer desires for registration of the Securities.

EXHIBIT A

# Shares of Common Stock Underlying Warrant Pre-Dividend	Exercise Price Pre-Dividend	# Shares of Common Stock Underlying Warrant Post-Dividend	Exercise Price Post-Dividend
226,515	$6.26	2,500,000	$0.60
113,257	$9.38	1,250,000	$0.85

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

CONSULTING AGREEMENT

AMENDED AND RESTATED
ADVISORY CONSULTING AGREEMENT

Dated as of July 13, 2007

This Amended and Restated Advisory Consulting Agreement (this “Agreement”) amends and restates the prior Advisory Consulting Agreement, dated as of September 18, 2006, by and between in its entirety RxElite (“RxElite” or the “Company”) and International Capital Advisory Inc. (“ICA”).

1.	Scope of Agreement:

During the term hereof, ICA will undertake certain Advisory Services on behalf of the Company, including:

(a)
Structuring and negotiating a potential merger and acquisition transaction involving the Company and a target public entity to be identified by ICA, in which the Company would be merged with and into the public entity (the “Merger Transaction”), with the surviving entity to continue the business of the Company. Any Merger Transaction shall be subject to the Company’s approval (at the Company’s sole discretion).

(b)
Advising in connection with the placement of equity financing of up to $15 million US for the Company, with the express purpose of going public (the “Equity Funding”). Any financing shall be subject to the Company’s approval (at the Company’s sole discretion).

(c)
ICA shall aid RxElite in developing a capital market strategy and introduce RxElite to investment dealers, analysts, corporate finance representatives, institutional investors and retail brokers throughout North America, when appropriate. ICA shall work with the Company’s US Investor Relations firm and RxElite’s internal investor relations department on a regular basis to develop a long-term North American program to enhance RxElite’s presence in the capital markets. This will include setting up road shows and dealer presentations throughout North America and Europe.

(d)
ICA shall aid RxElite in identifying potential acquisition targets in Canada, the US and Europe. As part of a potential M&A transaction, ICA may introduce RxElite to parties who can facilitate a possible M&A financing. ICA will be required to seek RxElite’s approval before approaching any companies or financing sources, and any companies agreed upon must be listed in Attachment A.

(e)
ICA shall aid RxElite in sourcing, negotiating and/or facilitating possible joint-ventures with pharmaceutical companies and medical device companies to enhance its distribution capabilities, product pipeline or licensing initiatives. ICA will be required to seek RxElite’s approval before approaching any companies, and any companies agreed upon must be listed in Attachment A.

In performing such Advisory Services, ICA will exercise reasonable care in accordance with the standards of the investment banking profession.

2. Fees Structure:

The following outlines the fees structure:

(a)	In connection with the $15 million Equity Funding and the Merger Transaction, ICA shall be paid

(i)	a cash consulting fee in the amount of $1,500,000 (“Cash Consulting Fee”), and

(ii)	ICA will also be issued two Warrants:

(x)
a Warrant to acquire 226,515 shares (2,500,000 shares following the 11.036789 for 1 forward stock split) of Common Stock of Southridge Technology Group, Inc. (“STG”), exercisable at $6.62 per share ($0.60 per share following the 11.036789 for 1 forward stock split); and

(y)
a Warrant to acquire 113,257 shares (1,250,000 shares following the 11.036789 for 1 forward stock split) of Common Stock of STG, exercisable at $9.38 per share ($0.85 per share following the 11.036789 for 1 forward stock split).

The exact amount of the Cash Consulting Fee and the exact number of Warrants shall be subject to final adjustment, as agreed to by the Company and ICA, in good faith, and shall be based on the time and efforts expended by ICA and the success of the $15 million Equity Funding and the Merger Transaction.

The payment of the Cash Consulting Fee will occur at such times as may be mutually agreed by the Company and ICA.

To the extent permitted by law and to the extent that the Company’s legal advisors advise the Company that the Company may register the Warrants without reducing the number of securities that may be registered by cash purchasers in the $15 million Equity Funding, the Company shall include the Warrant in the registration statement relating to the securities of cash purchasers in the $15 million Equity Funding.

ICA hereby acknowledges and agrees that the tender of the Warrants to ICA shall occur only after (and is in all respects subject to and conditioned upon) the completion of the acquisition by STG of the Company’s issued and outstanding capital stock and succession by STG of the Company’s business as its sole line of business as provided in the Securities Purchase Agreement of even date herewith.

ICA acknowledges and agrees that the Warrant will be in the form of the Warrants delivered to purchasers in the Equity Financing, provided, however, that the exercise price of some of the Warrants will be $6.62 (in lieu of $9.38), as described above.

(b)
The Company will pay ICA a monthly consulting fee of $10,000 for 12 months with the first payment due upon full execution of this Agreement. Additionally, once the first 12 month period described herein is completed, RxElite will pay ICA a monthly retainer of US $12,500 for the subsequent twelve month period. All payments are due and payable on the first day of each month.

(c)
if a merger or acquisition is completed or a funding related to a merger or acquisition is completed with any company or entity introduced directly by ICA (not including the Reverse Take-Over Merger), then RxElite pays a work fee to ICA in an amount equal to the greater of 6% of the total value of the transaction or US $150,000. ICA will be required to seek RxElite’s approval before approaching any companies, and any merger or acquisition candidate companies agreed upon must be listed in Attachment A.

(d)
if a strategic or partnership agreement, including without limitation, a distribution, marketing, licensing, product or manufacturing agreement, is entered into or from an ICA Prospect, the transaction fee to be paid to ICA shall be an upfront payment and commission equal to the following percentage of "gross revenues", as defined below, of all products or services sold to, or through, RxElite or the ICA Prospect, in any market addressed by the business relationship:

● up-front one-time payment equal to US $35,000.00 per product;
● Year 1: 1% of gross revenues      ● Year 2: 2% of gross revenues
● Year 3: 3% of gross revenues     Year 4: 3% of gross revenues
            Year 5: 3% of gross revenues

For the purpose of this provision, a "year" shall commence on the date of the first sale of a product/service under the distribution, marketing, manufacturing or licensing agreement and each anniversary date thereafter. ICA will be required to seek RxElite’s approval before approaching any strategic or partnership agreement, including without limitation, a distribution, marketing, licensing, product or manufacturing agreement or related companies, and any ICA Prospect companies agreed upon must be listed in Attachment A.

(e)
All air, hotel, meal, gas, and parking expenses and all other reasonable expenses relating to RxElite activities, submitted on a monthly basis. Any trip must be pre-approved by RxElite. Office and office expenses shall be paid as a flat fee of $300 monthly during the term of the agreement.

3.	Confidentiality:

The Company and ICA agree to hold confidential the terms and conditions of this Agreement except as required by applicable law including, without limitation, the rules and regulations of the Securities and Exchange Commission. Each party hereby consents to the granting of an injunction against it by any court of competent jurisdiction to enjoin it from violating the foregoing confidentiality provisions. Each party hereby agrees that the other will not have an adequate remedy at law in the event of a breach of the confidentiality provisions contained herein, and such party will suffer irreparable damage and injury as a result of any such breach. Resort to such equitable relief shall not, however, be construed to be a waiver of any other rights or remedies which such party may have

4. Term:

(a)
This Agreement shall be for a minimum period of 24 months commencing on the effective date of this Agreement, and renewable in writing thereafter on a month to month basis or such other time period as mutually agreed to by the parties. This agreement may be terminated by either party in writing with 30 days notice, but no sooner than the 24th month of the agreement.

(b)	In the event that a funding has not occurred by December 31, 2007, this agreement is automatically terminated.

(c)
Notwithstanding the termination of this Agreement, the provisions of Section 2(c) and 2(d) shall survive for twelve months following termination, and in the case of 2(d), the Company shall make all payments due to ICA for the time periods and amounts as outlined in 2(d).

This agreement constitutes the entire agreement by the parties. Any previous written acknowledgement, statement or prior understanding whether in writing or discussed orally between the parties related to the agreement or the relationship between the parties (including, without limitation, the letter agreement dated as of September 18, 2006) is superseded by this agreement.

Unless otherwise stated, all figures in this Agreement are stated in US dollars. Please confirm your agreement with the foregoing terms by signing this Agreement in the place provided below and returning two executed copies to the offices of ICA to the attention of Mr. Morrie Tobin.

Yours very truly,

On behalf of
INTERNATIONAL CAPITAL ADVISORY INC.

By:

_________________________________________
Mr. Morrie Tobin
Vice-President

Acknowledged and agreed.

On behalf of

RxElite Holdings Inc.

By:

_________________________________________
Mr. Daniel Chen, CEO
Date:

ATTACHMENT A

EXHIBIT E

JUMBO 8-K